UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2005

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

Florida	000-029587	65-0705328
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1132 Celebration Blvd., Celebration, FL 34747
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including area code: (321) 939-6321

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Item 8.01 Other Events.

On October 11, 2005, IBSG International, Inc., (the "Company"), announced that it signed a Letter of Intent (LOI) to purchase Jarlaine Ergonomics Technology, (JET, Inc.). JET, Inc. is the sole owner of the patented motorized key board intended to reduce the development of carpal tunnel and subsequently reduce workers comp claims for carpal tunnel development on the job.

A copy of the press release is filed herein.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1   Press release dated October 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IBSG INTERNATIONAL, INC.

/S/ Michael Rivers
Michael Rivers
President

Date: October 19, 2005